                                                                     Exhibit 2.1


                             SUBSCRIPTION AGREEMENT

                  THIS SUBSCRIPTION AGREEMENT (this "Agreement"), made as of April 6, 1997, by and among Mr. Ralph Lauren, an individual residing in the State of New York ("Lauren"), RL Holding, L.P., a Delaware limited partnership, RL Family, L.P., a Delaware limited partnership, GS Capital Partners, L.P., a Delaware limited partnership ("GSCP"), GS Capital Partners PRL Holding I, L.P., a Delaware limited partnership ("Holding I"), GS Capital Partners PRL Holding II, L.P., a Delaware limited partnership ("Holding II"), Stone Street Fund 1994, L.P., a Delaware limited partnership ("Stone Street"), Stone Street 1994 Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of Stone Street ("Stone Street Sub"), and Bridge Street Fund 1994, L.P., a Delaware limited partnership ("Bridge Street") (collectively, the "Subscribers"), and Polo Ralph Lauren Corporation, a Delaware corporation (the "Corporation").

                          W I T N E S S E T H  T H A T :

                  WHEREAS, the Corporation proposes to issue and sell, and the Subscribers wish to purchase, on the Transfer Closing Date (as defined in that certain Assignment and Assumption Agreement, dated as of the date hereof, by and among the Corporation and the Subscribers (the "Assignment and Assumption Agreement")), shares of Class B Common Stock, par value $.01 per share, of the Corporation (the "Class B Common Stock") and shares of Class C Common Stock, par value $.01 per share, of the Corporation (the "Class C Common Stock," and collectively, with the

Class B Common Stock and the Class A Common Stock, par value $.01 per share, of the Corporation ("Class A Common Stock"), the "Common Stock"), as set forth in
Schedule 1 and certain Notes (as defined herein); and

                  WHEREAS, as consideration for the shares of Common Stock and the Notes that the Subscribers wish to purchase, the Subscribers propose to assign, and the Corporation wishes to assume, pursuant to the terms and conditions of the Assignment and Assumption Agreement, all of the Subscribers' interests, except for rights to receive allocations and distributions with respect to the earnings of Fragrances, LLC (as defined below) through the Transfer Closing Date, in each of Polo Ralph Lauren Enterprises, L.P., a Delaware limited partnership ("Enterprises"), Polo Ralph Lauren, L.P., a Delaware limited partnership ("Polo"), The Ralph Lauren Womenswear Company, L.P., a Delaware limited partnership ("Womenswear"), The Ralph Lauren Womenswear Company, Inc., a Delaware corporation ("Womenswear Inc."), and RL Fragrances, LLC, a Delaware limited liability company ("Fragrances, LLC") (collectively, the "Polo Entities" and the interests of the Subscribers in the Polo Entities, the "Equity Interests").

                  NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Upon the terms and subject to the conditions set forth herein, and in consideration for the Equity Interests, on the Transfer Closing Date (i) each Subscriber hereby subscribes for such number of shares of Common Stock as is represented by the percentage of total shares of Common Stock outstanding immediately after the Reorganization (as defined in the Assignment and Assumption

Agreement) represented by the percentage of Common Stock set forth opposite such Subscriber's name in Schedule 1 hereto, which shares shall be in the form of the class of Common Stock set forth on Schedule 1 opposite such Assignor's name and
(ii) each Subscriber other than RL Family, L.P. shall receive a promissory note (collectively, the "Notes"). The Notes shall be non-interest bearing and shall be payable on the same date as are any dividends declared by the Corporation on or prior to the Transfer Closing Date but which are payable on a date after the Transfer Closing Date (the "Deferred Dividend"). The amount of each Note shall be equal to the product of (a) the number of shares of Common Stock the respective Subscriber will receive pursuant to this Agreement and (b) an amount equal to the dividend per share (on a post-split basis) of the Deferred Dividend; provided that, any Note to be received by Lauren shall be based solely on the number of shares of Common Stock he will acquire pursuant to the Reorganization and not be based on any shares he owned prior to Reorganization, all as noted opposite his name on Schedule 1. Payment therefor will be made by each Subscriber (upon the issuance of an appropriate certificate or certificates representing such shares to and in the name of such Subscriber) on the Transfer Closing Date, pursuant to the Assignment and Assumption Agreement, by transfer of each Subscriber's respective Equity Interests as set forth opposite such Subscriber's name in Schedule 1 hereto. The parties intend that the transactions contemplated by this Paragraph 1 will be treated as a transaction described in
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), in which the Subscribers are a single group of transferors that control the Corporation within the meaning of Sections 351 and 368(c) of the Code.

                  2. The shares of Common Stock subscribed for hereunder (the "Shares") shall be issued on the Transfer Closing Date and, when issued, shall be fully paid and non-assessable and the certificates therefor shall so state.

                  3.

                           3.1 The Corporation represents and warrants to the Subscribers that:

                                    (a) the Corporation has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                                    (b) the Corporation has all requisite power
                  and authority (corporate or otherwise) to enter into this Agreement; and

                                    (c) the compliance by the Corporation with
                  all provisions of this Agreement will not conflict with or result in a breach of violation of any understanding or agreement to which the Corporation is bound or subject and will not result in any violation of the Certificate of Incorporation or By-laws of the Corporation or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any of its properties and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Corporation of the transactions contemplated by this Agreement.

                           3.2 The Corporation represents and warrants to GSCP, Holding I, Holding II, Stone Street, Stone Street Sub and Bridge Street that:

                                    (a) the Corporation has not, prior to the
                  Transfer Closing Date, engaged in any business other than holding partnership interests in, and serving as general partner of, each of Enterprises and Polo, being party to contracts relating to the Reorganization, being parties to contracts related to the acquisition of Polo Ralph Lauren Retail Corp., a Delaware corporation ("Polo Retail Corp."), being parties to a Merger Agreement dated April 3, 1997 with Polo Ralph Lauren Corporation, a New York corporation (the "Predecessor"), effecting the merger contemplated by such agreement and, prior to October 31, 1994, through the Predecessor, operating the Polo/Ralph Lauren business;

                                    (b) the Corporation has no liabilities or
                  obligations of any kind (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than (i) as general partner of Enterprises and Polo, (ii) pursuant to contracts relating to the Reorganization and to the acquisition of Polo Retail Corp.,
                  (iii) those resulting from operations by the Predecessor of the Polo/Ralph Lauren business prior to October 31, 1994 and as general partner of Enterprises and Polo on or after such date and (iv) pursuant to that certain Call Agreement dated October 17, 1995 among the Predecessor, Polo, Womenswear and the CIT Group/Commercial Services, Inc. (the "Call Agreement");

                                    (c) Womenswear Inc. has not, prior to the
                  Transfer Closing Date, engaged in any business other than holding partnership interests in, and serving as general partner of, Womenswear; and

                                    (d) Womenswear Inc. has no liabilities or
                  obligations of any kind (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due) other than as general partner of Womenswear.

                           3.3 RL Family, L.P. represents and warrants to the Corporation that Fragrances, LLC (i) owns (a) all of the limited partnership interests in The Polo/Lauren Company, L.P., (b) all right, title and interest in and to the "Marks," "Registrations," "Trademarks," rights of the Licensor under the "License Agreement" and the "Licensing Property" conveyed pursuant to (and as defined in) the Assignment and Assumption Agreement (the "Fragrance Assignment and Assumption Agreement") dated April 2, 1997, by and between a trust with Mark N. Kaplan and Ricky Lauren acting on its behalf as trustees created pursuant to a Trust Agreement, dated September 21, 1976, by and among Ralph Lauren, Ricky Lauren and Ezra G. Levin and Fragrances, LLC, and all other assets being transferred to Fragrances, LLC pursuant to the Fragrance Assignment and Assumption Agreement and (c) no other assets, (ii) has no liabilities or obligations of any kind (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than those assumed pursuant to the Fragrance Assignment and Assumption Agreement and (iii) owns (a) the Registrations and the right to receive all royalties to the extent payable under the License Agreement, (b) all of the limited partnership interests in The Polo/Lauren Company, L.P. and (c) the right to receive all distributions to the extent payable with respect to such limited partnership interests, in each case, free and clear of all liens and encumbrances which would materially interfere with its right to receive such royalties and distributions.

                  4. Each Subscriber represents and warrants, severally but not jointly, that:

                           4.1 such Subscriber has full right, power and authority to execute this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any law, rule or regulation binding upon such Subscriber, require the approval or consent of any governmental or regulatory body, except for consents required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or the consent of any other person, conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any certificate of incorporation, certificate of formation, by-law, partnership agreement, statute, regulation, order, judgement, or decree applicable to the Subscriber, or violate any understanding or agreement to which such Subscriber is bound or subject;

                           4.2 (i) in the case of a corporate Subscriber, such corporate Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and
         (ii) in the case of a Subscriber that is a limited partnership, such limited partnership Subscriber is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

                           4.3 such Subscriber or such Subscriber's representatives has had an opportunity to ask questions of and receive answers from officers of the Corporation, or a person or persons acting on its behalf, concerning the terms and conditions of this investment.

                           4.4 such Subscriber is an "accredited investor" as such term is defined in Regulation 501 promulgated under the Act and has such knowledge and experience in financial and business matters to evaluate the risks of investment in the Corporation; and

                           4.5 the Shares are being purchased by such Subscriber for the Subscriber's own sole benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof other than in the Offering.

                  5. Each Subscriber acknowledges that such Subscriber has been advised that the Shares have not been registered under the Act and, accordingly, that such Subscriber may not be able to sell or otherwise dispose of the Shares when such Subscriber wishes to do so.

                  6. Each Subscriber agrees that:

                           6.1 the Shares will not be resold (a) without registration thereof under the Act (unless an exemption from such registration is available) or (b) in violation of any law; and

                           6.2 the certificate or certificates representing the Shares may be impressed with a legend indicating that the Shares are not registered under the Act and reciting that transfer thereof is restricted.

                  7. Each party agrees and consents to a stock split with respect to outstanding shares of Class B Common Stock and the conversion of the outstanding Class A Common Stock into Class B Common Stock, in each case by the Corporation one day prior to the Transfer Closing Date such that upon the consummation of the transactions contemplated by this Agreement, (i) Lauren shall be the record owner of 55.2112% of shares of Common Stock to be outstanding immediately after the Reorganization in the form of Class B Common Stock, and (ii) each of the Assignors shall be the record owner of the percentage of shares of Common Stock to be outstanding immediately after the Reorganization as set forth on Schedule 1 hereto, which shares of Common Stock shall be in the form of the class of Common Stock as set forth on Schedule 1 opposite such Assignor's name. Lauren as sole stockholder of the Corporation prior to the Transfer Closing Date agrees and consents to effect the necessary stockholder action to cause such recapitalization, all as described in the draft preliminary prospectus (the "Draft Preliminary Prospectus") provided to the parties hereto prior to the execution of this Agreement and prepared in connection with the Offering (as defined in the Assignment and Assumption Agreement).

                  8. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by all of the parties. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any waiver by any party be deemed a continuing waiver of any matter by such party.

                  9. The parties mutually covenant and agree to cooperate with each other and promptly to take such other action and to execute and deliver, or cause to be executed or delivered, such other and further documents as may be reasonable and necessary to give effect to this Agreement and to the Reorganization as described in the Draft Preliminary Prospectus.

                  10. If any provision hereof or any application thereof shall be invalid or unenforceable, the remainder hereof and any other application of such provision shall not be affected thereby.

                  11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  12. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  13. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  14. The obligation of each of the parties to enter into and complete the transactions contemplated by this Agreement is subject to the fulfillment of the following conditions:

                           14.1 all of the Subscribers shall have simultaneously assigned, transferred and set over their respective partnership interests in Enterprises, Polo and Womenswear and their respective equity interests in Womenswear Inc. and Fragrances, LLC (as set forth in Schedule 1) simultaneously with or prior to the closing of the transaction contemplated in this Agreement and all conditions to closing set forth in Section 11 of the Assignment and Assumption Agreement shall have been satisfied;

                           14.2 all filings required to be made prior to the Transfer Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Transfer Closing Date from, governmental entities, including, without limitation, any such filings under the HSR Act, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Corporation and the Subscribers will have been made or obtained (as the case may be) and all HSR Act waiting periods shall have expired or been terminated;

                           14.3 except for (a) liabilities or obligations incurred pursuant to the declaration of any Deferred Dividend, (b) liabilities or obligations incurred pursuant to the declaration of any dividend by Womenswear Inc. on or prior to the Transfer Closing Date but which is payable on a date after the Transfer Closing Date which represents a good faith estimate of Womenswear Inc.'s undistributed earnings through the Transfer Closing Date as determined for United States Federal income tax purposes, and (c) amounts payable to RL Family, L.P. by Fragrances, LLC equal to the undistributed earnings of Fragrances, LLC through the Transfer Closing Date as determined for United States Federal income tax purposes, the representations and warranties of the Corporation and each of the Subscribers shall be true and correct as of the Transfer Closing Date as if made at such time;

                           14.4 the Corporation shall have circulated a preliminary prospectus for the initial public offering of its shares of Class A Common Stock;

                           14.5 the Corporation shall have delivered to the Subscribers a certificate executed by its Secretary certifying a true and complete copy of its Certificate of Incorporation and By-Laws, which shall be in a form consistent with the description thereof in the Draft Preliminary Prospectus; and

                           14.6 the Subscribers and the Corporation shall have duly executed and delivered the Stockholders Agreement referenced in
         Section 12 of the Assignment and Assumption Agreement.

                  15. The parties agree that no distribution shall be made by Enterprises, Polo or Womenswear from and after April 3, 1997 and on or before the Transfer Closing Date unless such distribution is made consistent with the past practice of the distributing entity (except that distributions that would in the ordinary course of business have been made within 60 days after the Transfer Closing Date can be made one day prior to the Transfer Closing Date) and is not funded from indebtedness other than indebtedness incurred in the ordinary course of business and consistent with the past practice of the distributing entity.

                  16. The parties agree that any liability of RL Family, L.P. to the Corporation for any breach of its representations contained in Section 3.3 shall be limited to the shares of Class B Common Stock issued by the Corporation to RL Family, L.P. pursuant to this Agreement and the Assignment and Assumption Agreement in consideration of the transfer by RL Family, L.P. to the Corporation of its interests in Fragrances, LLC, and any proceeds received by RL Family, L.P. upon any subsequent sale of such shares.

                  17. This Agreement may be terminated at the election of any of the Subscribers or the Corporation if the Transfer Closing Date has not occurred on or prior to August 31, 1997.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


                                    CORPORATION:

                                    POLO RALPH LAUREN CORPORATION

                                    By:______________________________________
                                       Name:
                                       Title:

                                    SUBSCRIBERS:

                                    RALPH LAUREN


                                    -----------------------------------------


                                    RL HOLDING, L.P.

                                    By:     RL HOLDING GROUP, INC.,
                                            its general partner

                                            By:______________________________
                                                 Name:   Ralph Lauren
                                                 Title:

                                    RL FAMILY, L.P.

                                    By:______________________________________
                                        Name:   Ralph Lauren
                                        Title:  General Partner

                                    GS CAPITAL PARTNERS, L.P.

                                    By:________________________________________
                                        Name:
                                        Title:

                                    GS CAPITAL PARTNERS PRL HOLDING I, L.P.

                                    By:________________________________________
                                        Name:
                                        Title:

                                    GS CAPITAL PARTNERS PRL HOLDING II, L.P.

                                    By:________________________________________
                                        Name:
                                        Title:

                                    STONE STREET FUND 1994, L.P.

                                    By:________________________________________
                                        Name:
                                        Title:

                                    STONE STREET 1994 SUBSIDIARY CORP.

                                    By:________________________________________
                                        Name:
                                        Title:

                                    BRIDGE STREET FUND 1994, L.P.

                                    By:________________________________________
                                        Name:
                                        Title:

                                   SCHEDULE 1

                                                                         PERCENTAGE OF TOTAL COMMON
                                                                         STOCK OF POLO RALPH LAUREN
                                                                         CORPORATION TO BE OUTSTANDING
                                                                         IMMEDIATELY AFTER THE
                                                                         REORGANIZATION
NAME OF ASSIGNOR                     Equity Interests                    (INCLUDING CLASS OF STOCK)
---------------------------------------------------------------------------------------------------------
Mr. Ralph Lauren                     (i) 5.1053% limited partnership     55.2112% as Class B Common
                                     interest of Enterprises             Stock (including 50.192% owned
                                     (ii) 100% common stock of           immediately prior to
                                     Womenswear Inc.                     Reorganization and 5.0192%
                                                                         acquired pursuant to
                                                                         Reorganization)
---------------------------------------------------------------------------------------------------------
RL Holding, L.P.                     15.3947% limited partnership        15.0376%, as Class B Common
                                     interest of Enterprises             Stock
---------------------------------------------------------------------------------------------------------
RL Family, L.P.                      100% membership interest of         1.75%, as Class B Common
                                     Fragrances, LLC                     Stock
---------------------------------------------------------------------------------------------------------
GS Capital Partners, L.P.            (i) 15.0717% limited                14.8079%, as Class C Common
                                     partnership interest of             Stock
                                     Enterprises
                                     (ii) 0.2108% limited
                                     partnership interest of Polo
                                     (iii) 0.2108% limited
                                     partnership interest of
                                     Womenswear
---------------------------------------------------------------------------------------------------------
GS Capital Partners PRL              (i) 6.6808% limited partnership     6.5639%, as Class C Common
Holding I, L.P.                      interest of Enterprises             Stock
                                     (ii) 0.0935% limited
                                     partnership interest of Polo
                                     (iii) 0.0935% limited
                                     partnership interest of
                                     Womenswear
---------------------------------------------------------------------------------------------------------
GS Capital Partners PRL              (i) 5.1641% limited partnership     5.0737%, as Class C Common
Holding II, L.P.                     interest of Enterprises             Stock
                                     (ii) 0.0722% limited
                                     partnership interest of Polo
                                     (iii) 0.0722% limited
                                     partnership interest of
                                     Womenswear
---------------------------------------------------------------------------------------------------------
Stone Street Fund 1994, L.P.         (i) 0.73560% limited                0.7227%, as Class C Common
                                     partnership interest of             Stock
                                     Enterprises
                                     (ii) 0.103% limited partnership
                                     interest of Polo
                                     (iii) 0.0103% limited
                                     partnership interest of
                                     Womenswear
---------------------------------------------------------------------------------------------------------

                                   SCHEDULE 1
                                 --------------
                                   (Continued)

---------------------------------------------------------------------------------------------------------
                                                                         PERCENTAGE OF TOTAL COMMON
                                                                         STOCK OF POLO RALPH LAUREN
                                                                         CORPORATION TO BE OUTSTANDING
                                                                         IMMEDIATELY AFTER THE
                                                                         REORGANIZATION
NAME OF ASSIGNOR                     Equity Interests                    (including class of stock)
---------------------------------------------------------------------------------------------------------
Stone Street 1994 Subsidiary         (i) 0.03790% limited                0.0372%, as Class C Common
Corp.                                partnership interest of             Stock
                                     Enterprises (ii) 0.0005% limited
                                     partnership interest of Polo
                                     (iii) 0.0005% limited
                                     partnership interest
                                     of Womenswear
---------------------------------------------------------------------------------------------------------
Bridge Street 1994, L.P.             (i) 0.80990% limited                0.7957%, as Class C Common
                                     partnership interest of             Stock
                                     Enterprises
                                     (ii) 0.0113% limited
                                     partnership interest of Polo
                                     (iii) 0.0113% limited
                                     partnership interest of
                                     Womenswear
---------------------------------------------------------------------------------------------------------